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                                  Exhibit 10.20

                             AMENDMENT 2001-2 TO THE
                      PACIFIC CENTURY FINANCIAL CORPORATION
                            STOCK OPTION PLAN OF 1994
                            -------------------------

          In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan", and conditioned upon the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No. 2001-2, effective as of the date of adoption by the Board of Directors, as follows:

          Section 2.1(1) shall be amended by adding the following provisions at the end thereof:

                For purposes of this Plan, the term "Employee" shall include any independent contractor providing services to the Company or a Subsidiary, other than a Director who is not also an employee of the Company or a Subsidiary, and such Employee shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an independent contractor who is included within the term "Employee" pursuant to the preceding sentence: (a) with respect to any reference in this Plan to the working relationship between such Employee and the Company or a Subsidiary, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Employee shall be eligible for a grant of an ISO; (c) the exercise period and vesting of an Award following such Employee's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee (and, accordingly, the post-termination exercise and vesting provisions of Sections 6.8 - 6.10 relating to Options, and Sections 7.8 - 7.10 relating to SARs, and Sections
     8.9 - 8.10 relating to Restricted Stock and Restricted Stock Units shall not apply); and (d) the required "full-time, active, salaried" status described as a condition for eligibility in

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     Section 5.1 shall not apply to such Employee. The inclusion of an independent contractor within the term "Employee" under this Section 2.1(1) is intended exclusively for the purpose of extending this Plan's coverage to independent contractors, and such inclusion shall not mean or imply that an independent contractor is in fact an employee for any purpose.

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          To record the adoption of this amendment to the Plan, Pacific Century
Financial Corporation has executed this document this 26th day of January, 2001.

                                      PACIFIC CENTURY FINANCIAL
                                      CORPORATION

                                      By /S/ Richard J. Dahl
                                         ---------------------------------------
                                         Its Richard J. Dahl
                                             President & Chief Operating Officer

                                      By /S/ Neal C. Hocklander
                                         ---------------------------------------
                                         Its Neal C. Hocklander
                                             Executive Vice President